FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2007

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On June 19, 2007, Telephone and Data Systems, Inc. (“TDS”) issued news releases announcing its results of operations for the fourth quarter of 2006 and the first quarter of 2007 and certain other information.  Copies of the news releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated by reference herein.

  The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters.

As previously disclosed on April 23, 2007, TDS determined to restate its financial results and financial information for the years ended December 31, 2005 and 2004, including quarterly information for 2006 and 2005, and certain selected financial data for 2003 and 2002.  TDS included the restatement in its Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2006.  As a result, TDS delayed the filing of its Form 10-K for the year ended December 31, 2006, as well as its Quarterly Report on Form 10-Q (“Form 10-Q”) for the period ended March 31, 2007.

TDS filed its Form 10-K for the year ended December 31, 2006 and Form 10-Q for the period ended March 31, 2007 with the Securities and Exchange Commission (“SEC”) on June 19, 2007.  As a result of such filings, TDS is in compliance with its revolving credit agreement, forward contracts and long-term debt indenture, and with the listing requirements of the New York Stock Exchange.  TDS will be in compliance with the listing requirements of the American Stock Exchange when it distributes it 2006 annual report to shareholders, which is expected to take place on or about June 26, 2007.

Also, as a result of the filing of its Form 10-K for the year ended December 31, 2006 and its Form 10-Q for the period ended March 31, 2007, TDS is current in its SEC filings.  Due to restatements announced in November 2005, November 2006 and February 2007, TDS had been delayed in its SEC filings and had not been current in such filings for most of the period from November 2005 through June 19, 2007.  As a result of the restatements and delayed SEC filings, officers and other insiders have been restricted from trading in TDS securities since October 2005.  As a result of TDS becoming current in its SEC filings on June 19, 2007, such officers and insiders will be permitted to trade in TDS securities beginning on June 21, 2007 until trading is restricted again in the ordinary course pursuant to the TDS Insider Trading Policy.  Because such officers and insiders have been precluded from trading in TDS securities since October 2005, it is possible that officers and other insiders of TDS may effect sales of a relatively large number of TDS Common Shares and/or TDS Special Common Shares for a period of time after June 19, 2007.  The shares that may be sold are primarily shares that have been acquired upon the exercise of options or upon the vesting of restricted stock or restricted stock units.

As a result of the lifting of restrictions on trading on June 21, 2007, LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS, plans to enter into a Rule 10b5-1 sales plan with his brokers to sell TDS Common Shares and/or TDS Special Common Shares.  The purpose of such Rule 10b5-1 plan is to achieve broader diversification of investments while reducing the risk of over concentration in a particular investment.

In addition, TDS plans to commence open market repurchases and enter into one or more Rule 10b5-1 plans with one or more brokers to purchase TDS Special Common Shares.  The purposes of any open market repurchases and such Rule 10b5-1 plan would be to acquire TDS Special Common Shares pursuant to TDS’s previously announced share repurchase authorization.  On March 5, 2007, TDS announced that the TDS Board of Directors had authorized the repurchase of up to $250 million in aggregate purchase price of TDS Special Common Shares from time to time pursuant to open market purchases and/or block purchases in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), pursuant to Rule 10b5-1 under the Exchange Act, or pursuant to accelerated share repurchase arrangements, prepaid share repurchases, private transactions or as otherwise approved by the TDS Pricing Committee.  This authorization will expire on March 2, 2010.

A Rule 10b5-1 plan is designed to permit a company or its officers and directors to plan securities transactions in advance when they are not aware of material non-public information or subject to a company-imposed blackout period, and then carry out those pre-planned transactions at a later time, even if they later become aware of material non-public information and/or become subject to a company-imposed blackout period.  A Rule 10b5-1 plan must either specify (including by formula) the amount, pricing and timing of transactions in advance or delegate discretion on those matters to an independent third party.  During the term of the plan, the company, officer or director may not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade.  As transactions are executed in the future under the plan, they will be disclosed to the extent required in accordance with applicable U.S. federal securities laws. Except as may be required by law, TDS does not undertake to report future plans by TDS or its officers or directors nor to report modifications, terminations, transactions or other activities under any Rule 10b5-1 plan or any such future plans.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.3 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date:  June 19, 2007

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description

99.1	Earnings Press Release dated June 19, 2007 relating to fourth quarter 2006

99.2	Earnings Press Release dated June 19, 2007 relating to first quarter 2007

99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement